Exhibit 99.5

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]

                             Charles Webb & Company

                                  A Division of

                          KEEFE, BRUYETTE & WOODS, INC.





To Members and Friends of
Peoples Sidney Financial Corporation
________________________________________________________________________________

Charles Webb & Company, a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Peoples Federal Savings and Loan Association ("Peoples Federal ") in its conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and the concurrent offering of shares of common stock by Peoples Sidney Financial Corporation (the "Holding Company"), the newly formed corporation that will serve as holding company for Peoples Federal following the conversion.


At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Holding Company's common stock being offered to customers and the community through XXXXXXXX X, 1997. Please read the enclosed offering materials carefully, including the prospectus for a complete discussion of the offering. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.


If you have any questions, please visit our Stock Information Center at 101 East Court Street, Sidney, Ohio or feel free to call the Stock Information Center at (937) XXX-XXXX.

Very truly yours,



Charles Webb & Company

XXXXXXXX XX, 1997


Dear Friend:

         We are pleased to announce that Peoples Federal Savings and Loan Association, ("Peoples Federal") is converting from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Peoples Sidney Financial Corporation, the newly-formed corporation that will serve as holding company for Peoples Federal, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable Peoples Federal to raise additional capital to support and enhance its current operations.

         Because we believe you may be interested in learning more about the merits of Peoples Sidney Financial Corporation's stock as an investment, we are sending you the following materials which describe the stock offering.


         PROSPECTUS:  This  document   provides   detailed   information   about
         operations at Peoples Federal and a complete discussion on the proposed stock offering.


         QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

         STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. All individuals or entities, registered as the Stock Certificate, must sign the attached Certification Form. The deadline for ordering stock is 5:00 p.m., XXXXXX X, 1997.

         As a friend of Peoples Federal, you will have the opportunity to buy stock directly from Peoples Sidney Financial Corporation in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (937) XXX-XXXX, Monday through Friday from 9:00 a.m. to 6:00 p.m. or stop by the Stock Information Center at 101 East Court Street, Sidney, Ohio.

         We are pleased to offer you this opportunity to become a charter shareholder of Peoples Sidney Financial Corporation.

Sincerely,



Douglas Stewart
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Xxxxxxxx XX, 1997

Dear Member:

         We are pleased to announce that Peoples Federal Savings and Loan Association ("Peoples Federal") is converting from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Peoples Sidney Financial Corporation, the newly-formed corporation that will serve as holding company for Peoples Federal, is offering shares of common stock in a subscription offering and community offering to certain of our depositors and borrowers and to our Employee Stock Ownership Plan pursuant to a Plan of Conversion.

         To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Peoples Sidney Financial Corporation Plan of Conversion has been approved by the Federal Deposit Insurance Corporation and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

         Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled on Xxxxxxxx X, 1997. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

         The Board of Directors of Peoples Federal feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of Peoples Federal to become shareholders. Please remember:

    o Your accounts at Peoples Federal will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

    o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

    o Members have a right, but no obligation, to buy stock before it is offered to the public.

    o Like all stock, stock issued in this offering will not be insured by the FDIC.


     Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of Peoples Sidney Financial Corporation, you must submit your Stock Order Form and Certification Form, and payment prior to 5:00 p.m. Xxxxxxxx X, 1997.


         If you have additional questions regarding the stock offering, please call us at (937) XXX-XXXX, Monday through Friday from 9:00 a.m. to 6:00 p.m., or stop by the Stock Information Center located at 101 East Court Street in Sidney, Ohio.

Sincerely,



Douglas Stewart
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

Xxxxxxxx X, 1997


Dear Member:

         We are pleased to announce that Peoples Federal Savings and Loan Association is converting from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Peoples Sidney Financial Corporation, the newly-formed corporation that will serve as holding company for Peoples Federal, is offering shares of common stock in a subscription offering and community offering.

         Unfortunately, Peoples Sidney Financial Corporation is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Peoples Sidney Financial Corporation.


     However, as a member of Peoples Federal, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on Xxxxxxxx X, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) including a complete discussion of the offering and a return envelope for your proxy card.


         I invite you to attend the Special Meeting on Xxxxxxxx X, 1997. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Douglas Stewart
President and Chief Executive Officer

Xxxxxxxx X, 1997


Dear Prospective Investor:

         We are pleased to announce that Peoples Federal Savings and Loan Association, ("Peoples Federal") is converting from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). In conjunction with the Conversion, Peoples Sidney Financial Corporation, the newly-formed corporation that will serve as holding company for Peoples Federal, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable Peoples Federal to raise additional capital to support and enhance its current operations.

         We have enclosed the following materials which will help you learn more about the merits of Peoples Sidney Financial Corporation's common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about operations at Peoples Federal and the proposed stock offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

         STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. All individuals and entities, registered as the Stock Certificate, must sign the attached Certification Form. The deadline for ordering stock is 5:00 p.m., Xxxxxxxx X 1997.

         We invite our loyal customers and local community members to become charter shareholders of Peoples Sidney Financial Corporation. Through this offering you have the opportunity to buy stock directly from Peoples Sidney Financial Corporation, without commission or fee. The board of directors and senior management of Peoples Federal fully support the stock offering.

         If you have additional questions regarding the Conversion and stock offering, please call us at (937) XXX-XXXX, Monday through Friday from 9:00 a.m. to 6:00 p.m. or stop by the Stock Information Center located at 101 East Court Street, Sidney, Ohio.

Sincerely,



Douglas Stewart
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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                                   PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Peoples Sidney Financial Corporation from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association.

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommend you vote "FOR" the Conversion.

PEOPLES SIDNEY FINANCIAL CORPORATION
Sidney, Ohio

Douglas Stewart
President and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (937) 000-0000.

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

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

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                                   STOCK GRAM

We are pleased to announce that Peoples Federal Savings and Loan Association, ("Peoples Federal") is offering shares of common stock in a subscription and community Offering. The sale of stock in connection with the offering will enable Peoples Federal to raise additional capital to support and enhance its current franchise.

We previously mailed to you a Prospectus providing detailed information about Peoples Federal's operations and the proposed stock offering. We urge you to read this carefully.

We invite our loyal customers and community members to become shareholders of Peoples Sidney Financial Corporation (the proposed Holding Company for Peoples Federal Savings and Loan Association). If you are interested in purchasing the common stock of Peoples Sidney Financial Corporation, you must submit your Stock Order Form, Certification Form and payment prior to 5:00 p.m., Sidney, Ohio Time, on Xxxxxxx X, 1997.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (937) 000-0000 or stop by the Stock Information Center at 101 East Court Street in Sidney.

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

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